UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street Bend, Oregon 97701
(Address of principal executive offices (Zip Code)

(541) 385-6205
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 27,  2005, Cascade Bancorp, an Oregon corporation (the “Company”), announced that it and its newly formed, wholly-owned subsidiary, F&M Acquisition Company, an Oregon corporation (“Merger Subsidiary”) entered into a definitive Agreement of Merger (the “Merger Agreement”) with F&M Holding Company, an Idaho corporation (“F&M”).  The material terms of the Merger Agreement and the transactions contemplated thereby were described in a Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 27, 2005 and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2006.

Effective April 20, 2006, (the “Effective Date”), the Company completed the transaction described above. On the Effective Date, F&M merged with and into the Merger Subsidiary, the Merger Subsidiary was merged into the Company and Farmers and Merchants State Bank was merged into The Bank of the Cascades, a wholly-owned subsidiary of the Company.  A copy of the press release announcing the closing of the merger is attached hereto as Exhibit 99.1.

In connection with the closing of the merger, as partial payment of the merger consideration, the Company issued 5,325,000 shares of its common stock to David Bolger and his affiliates.  The shares of common stock issued by the Company were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemptions from registration found in Section 4(2) and Section 4(6) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

ITEM 7.01 REGULATION FD DISCLOSURE

The information set forth above in Items 2.01 and 3.02 is incorporated by reference.

ITEM 8.01 OTHER EVENTS

The information set forth in Items 2.01 and 3.02 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	99.1 Press release dated April 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; hereunto duly authorized this 24th day of April 2006.

CASCADE BANCORP.

BY:	/s/ Gregory D. Newton

Gregory D. Newton, Executive Vice President and Chief Financial Officer/Secretary

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